Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Camtek Ltd:

We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-237680) and the Registration Statements on Form S-8 (Nos. 333-238705, 333-227931, 333-201286, 333-174165, 333-156287 and 333-113139)  of Camtek Ltd. of our report dated March 17, 2021, with respect to the consolidated balance sheets of Camtek Ltd. as of December 31, 2020 and 2019, the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2020,  and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2020, which report appears in the December 31, 2020 annual report on Form 20-F of Camtek Ltd.

Our report refers to a change to the method of accounting for leases.

/s/ Somekh Chaikin
Somekh Chaikin
A member firm of KPMG International

Tel Aviv, Israel

March 17, 2021